EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of August 7, 2015,  by and between Eagle Mountain Corporation,  a Delaware corporation, with offices located at 20333 Tomball Pkwy, Suite 204, Houston, Texas 77070 (the “Company”), and Amir Holdings Group Limited  with an address at  21 Regent Street, 2nd Floor, Belize City, Belize (the “Holder”).

WHEREAS:

A.           The Holder is the owner, beneficially and of record, of 40,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”);

B.           The Company and the Holder desire to enter into this Agreement, pursuant to which, the Holder shall exchange  all  of the shares of the Common Stock (the “Holder Shares”), for 8,000,000 shares of Series E Convertible Preferred Stock (the “Exchange Shares”) in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, as amended (the “Securities Act”), which Exchange Shares shall be governed by the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock appended hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Holder hereby agree as follows:

1. Exchange of Holder Shares.  On the date hereof, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Holder Shares for the Exchange Shares, without the payment of any additional consideration (the “Exchange”), as follows:

(a) Delivery.  In exchange for the Holder Shares, on the date hereof the Company shall issue to the Holder a certificate evidencing the Exchange Shares.  The Holder shall deliver or cause to be delivered to the Company the Holder Shares  with stock powers medallion signature guaranteed on the date hereof.  Promptly following the issuance of the Exchange Shares to the Holder, the Holder Shares shall be cancelled.

(b) Other Documents.  The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. Representations and Warranties

(a)           Holder Representations and Warranties.  The Holder hereby represents and warrants to the Company that, as of the date hereof, the Holder is the sole record and beneficial owner of the Holder Shares and will transfer and deliver to the Company at the Closing valid title to the Holder Shares, free from preemptive or similar rights, taxes, liens, charges and other encumbrances. The Holder has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to exchange the Holder Shares for the Exchange Shares. The Holder understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder  to acquire the Exchange Shares. Holder acknowledges that that neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of the transactions contemplated herein, passed up on the merits or fairness of the transaction; or passed upon the adequacy or accuracy of the disclosure in this document.

(b)           Company Representations and Warranties.  The Company hereby represents and warrants to the Holder that, as of the date hereof, the Exchange and the issuance of the Exchange Shares have been duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.  The Exchange Shares shall be issued with the restrictive legend prescribed by the Securities Act.

3. Miscellaneous.

(a) Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b) Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.  Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of New York located in New York City, or in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(d) Assignment.  This Agreement is not assignable except by operation of law.

(e) Entire Agreement.  This Agreement (including its Exhibit A) contains the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

(f) Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have duly executed this Agreement as of the date first written above.

COMPANY

EAGLE MOUNTAIN CORPORATION

By:           /s/Ronald Cormick
Name:           Ronald Cormick
Title:            Chief Executive Officer

HOLDER

AMIR HOLDINGS GROUP LIMITED

By:           /s/Ehud Amir
Name:           Ehud Amir
Title:             Director